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                                                                   EXHIBIT 8.2

               [KEATING, MUETHING & KLEKAMP, P.L.L. LETTERHEAD]

                              September 23, 1998

Provident Lease Receivables Corporation
One East Fourth Street
Cincinnati, OH 45202

         Re:      Provident Equipment Lease Trust 1998-A
         Registration Statement on Form S-1 (No. 333-58909)
         --------------------------------------------------

Ladies and Gentlemen:

     We have acted as your special Ohio tax counsel in connection with the above-referenced registration statement (together with the exhibits and any amendments thereto the "Registration Statement"), filed with the Securities and Exchange Commission in connection with the registration of the Lease-Backed Notes (the "Notes") to be issued by Provident Equipment Lease Trust 1998-A (the "Trust"). You have asked for our opinion as to certain Ohio tax law matters in connection with the issuance of the Notes by the Trust.

     We are familiar with the proceedings to date in connection with the proposed issuance and sale of the Notes, and in order to express our opinion hereinafter stated: (a) we have examined copies of the form of the Pooling and Servicing Agreement, the Notes, the Trust Agreement and the Indenture filed as exhibits to the Registration Statement (collectively the "Operative Documents"), (b) we have examined the Registration Statement and the prospectus contained therein (the "Prospectus"), and (c) we have examined such other records and documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

     In our review of the foregoing documents, we have assumed the accuracy of all information set forth in such documents, the genuineness of all signatures on the documents which we have reviewed and the conformity with the originals (and the authenticity of such originals) of all documents submitted to us as copies. Our opinion is conditioned on the accuracy of the factual statements made in the documents, and on timely and full compliance with the terms of the documents by all relevant parties to such documents.

     We have also relied on the opinions of Mayer, Brown & Platt, special federal tax counsel to the Trust, dated September 8, 1998, to the effect that:

     1. The Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, and



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September 23, 1998

     2.   The Notes will be treated as debt for federal income tax purposes.

     With your permission, we have assumed for purposes of our opinion that the foregoing opinions of Mayer, Brown & Platt are accurate and correct.

     Our opinion is based on the Ohio Revised Code, Ohio administrative regulations promulgated thereunder, and other administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. There can be no assurance that current or future legislative proposals, or final legislation, adverse judicial decisions, or official pronouncements will not affect the taxation of the Notes by the State of Ohio. Furthermore, no tax ruling will be sought from Ohio tax officials with respect to any of the matters discussed herein.

     Subject to the assumptions, qualifications and conditions set forth herein, we hereby adopt and confirm as our opinion those statements described as such in the Prospectus under the heading "Ohio State Tax Considerations", namely that unless the Noteholders are Ohio residents or otherwise subject to Ohio taxation, the Noteholder will not be subject to any Ohio income, franchise, or dealers in intangibles taxes as a result of the purchase, ownership or disposition of the Notes.

     This opinion is limited solely to matters of Ohio tax law discussed herein. This opinion is subject to the qualifications and restrictions noted herein and is based upon our understanding of the material facts as stated herein. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes to the facts stated or assumed herein, or any subsequent changes in applicable law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and furthermore consent to all references made to this firm in the Registration Statement.

                                    Very truly yours,

                                    KEATING, MUETHING & KLEKAMP, P.L.L.

                                    By:  /s/ Joseph P. Mellen

                                       --------------------------------
                                         Joseph P. Mellen